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                                   EXHIBIT 23

           CONSENT OF INDEPENDENT ACCOUNTANTS -- PRICE WATERHOUSE LLP


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                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-61057, No. 33-32260, No. 33-33179 and No.
33-68136) of our report dated November 27, 1995 appearing on page 32 of this Form 10-K.


PRICE WATERHOUSE LLP

San Diego, California
December 20, 1995